CALIFORNIA INDEPENDENT BANCORP

                          NOTICE OF GUARANTEED DELIVERY
                            OF SHARES OF COMMON STOCK
                 OFFER TO PURCHASE FOR CASH UP TO 200,000 SHARES
                               OF ITS COMMON STOCK
                      AT A PURCHASE PRICE OF NOT LESS THAN
                           $22.00 NOR MORE THAN $25.00

               NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION


     This form must be used to accept the offer (as defined below) if:

     (a) certificates for common stock, no par value (the "Shares"), of California Independent Bancorp, a California corporation, (the "Company"), are not immediately available; or

     (b) time will not permit the Letter of Transmittal or other required documents to reach the Company before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, or facsimile transmission to the Company by the Expiration Date. See Section 3 of the Offer to Purchase.

     By Mail, Hand or Overnight Delivery:

     U.S. Stock Transfer Corporation
     1745 Gardena Avenue, Suite 200
     Glendale, California  91204-2991
     Attn:  Shareholder Relations
     (818) 502-1404

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tenders to California Independent Bancorp, at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 27, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"), receipt of which is hereby acknowledged, shares of common stock, no par value, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

You may condition your tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 1 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Check here and complete the following if your tender is conditional on the Company purchasing all or a minimum number of your tendered Shares.

Minimum  number  of Shares  that  must be  purchased  if any are  purchased  is:
_______________ Shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares.

     [ ]  The tendered Shares represent all Shares held by the undersigned.

         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX
       IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED (EXCEPT AS OTHERWISE PROVIDED HEREIN), THERE IS NOT A VALID TENDER OF SHARES.

     [ ]  SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

I want to maximize the chance of having the Company purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE BOX INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my Shares at the Purchase Price resulting from the Dutch Auction tender process. I acknowledge that this action will result in me receiving a price per Share that could be as low as $22.00 or as high as $25.00.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I hereby tender Shares at the price checked. I acknowledge that this action could result in none of the Shares being purchased if the Purchase Price for Shares is less than the price checked. (Shareholders who wish to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered.)

                  [ ]   $22.00               [ ]   $24.00
                  [ ]   $22.50               [ ]   $24.50
                  [ ]   $23.00               [ ]   $25.00
                  [ ]   $23.50

                                    ODD LOTS

     To be completed only if Shares are being tendered by or on behalf of a person owning beneficially, an aggregate of fewer than 100 Shares.

     The undersigned either (check one):

     [ ] was the beneficial owner of an aggregate of fewer than 100 Shares all of which are being tendered, or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee which

          (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

          (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

Certificate Nos.: ___________________________

PLEASE TYPE OR PRINT

Name(s):       ________________________________

               ________________________________

Address(es):   ________________________________

               ________________________________

               ________________________________

Area Code and Telephone Number: ____________________________

Sign Here:     __________________________________

Dated:   ________________________________, 2002

                                    GUARANTEE
                    (Not to be used for signature guarantee)

          The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Company at its address set forth above within five business days after the date of execution hereof.

Name of Firm:     ____________________________________

Address:          ____________________________________

                  ____________________________________

                  ____________________________________

Area Code and Telephone Number: ___________________________


                              AUTHORIZED SIGNATURE


Name: ______________________________________

Title: _____________________________________

Dated: _______________________________, 2002


DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.